EX-99.(h)(2)

                            INDEMNIFICATION AGREEMENT

         This Indemnification Agreement (the "Agreement") is made as of the date set forth on the signature page by and between Van Eck Funds, Inc., a Maryland corporation (the "Fund"), and the Director of the Fund whose name is set forth on the signature page (the "Director").

         WHEREAS, the Director is a Director of the Fund, and the Fund wishes the Director to continue to serve in that capacity; and

         WHEREAS, the Articles of Incorporation and Bylaws of the Fund and applicable laws permit the Fund to obligate itself contractually to indemnify and hold the Director harmless to the fullest extent permitted by law; and

         WHEREAS, to induce the Director to continue to provide services to the Fund as a member of the Board and to provide the Director with contractual assurance that indemnification will be available to the Director, the Fund desires to provide the Director with protection against personal liability as more fully set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, the parties hereby agree as set forth below. Certain capitalized terms used herein are defined in Section 7.

         1. INDEMNIFICATION. The Fund shall indemnify and hold harmless the Director against any and all Expenses actually and reasonably incurred by the Director in any Proceeding arising out of or in connection with the Director's service to the Fund, to the fullest extent permitted by the Articles of Incorporation and Bylaws of the Fund and applicable law, as now or hereafter in force, subject to the provisions of paragraphs (a) and (b) of this Section 1.

         (a) DISABLING CONDUCT. The Director shall be indemnified pursuant to this Section 1 against any and all Expenses unless the Director is subject to such Expenses by reason of the Director's willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office as defined for purposes of Section 17(h) of the Investment Company Act of 1940, as amended ("Disabling Conduct").

         (b) CONDITIONS TO INDEMNIFICATION. The Director shall be indemnified pursuant to this Section 1 if either:

                  (1) the court or other body before which the Proceeding relating to the Director's liability is brought shall have rendered a final adjudication on the merits, finding that the Director (i) is not liable by reason of Disabling Conduct or (ii) is otherwise entitled to indemnification; or

                  (2) the Director shall have been successful on the merits or otherwise in defense of the Proceeding (other than by compromise or settlement); or

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                  (3) in the absence of such a final adjudication or success on the merits or otherwise, a determination shall have been made that the Director is not liable by reason of Disabling Conduct, based upon a review of the facts, by either the vote of a majority of a quorum of Independent Directors who are not parties to the Proceeding, or Independent Counsel in a written opinion.

         2. ADVANCEMENT OF EXPENSES. The Fund shall promptly advance funds to the Director to cover any and all Expenses the Director incurs with respect to any Proceeding arising out of or in connection with the Director's service to the Fund, to the fullest extent permitted by applicable law, as now or hereafter in force, subject to the provisions of paragraphs (a) and (b) of this Section 2.

         (a) AFFIRMATION OF CONDUCT AND UNDERTAKING. A request by the Director for advancement of funds pursuant to this Section 2 shall be accompanied by the Director's written affirmation of his or her good faith belief that he or she met the standard of conduct necessary for indemnification and a written undertaking by the Director (or on the Director's behalf) to repay such advancements unless it is ultimately determined that he or she has not engaged in Disabling Conduct.

         (b) CONDITIONS TO ADVANCEMENT. Funds shall be advanced to the Director pursuant to this Section 2 only if (1) the Fund is insured against losses arising by reason of any lawful advancements, (2) a determination is made by the vote of a majority of a quorum of Independent Directors, or by Independent Counsel in a written opinion, based on a review of the readily available facts then known (as opposed to a full trial-type inquiry), that there is reason to believe that the Director ultimately will be found to be entitled to indemnification pursuant to Section 1, or (3) in the absence of insurance or such a determination, the Director shall provide security to the Fund for such undertaking (which security shall be adequate to secure the undertaking as determined by the Independent Directors).

         3. PRESUMPTIONS.

         (a) TERMINATION. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the Director engaged in Disabling Conduct.

         (b) GENERAL. Except as provided in subsection (a) of this Section 3, in any determination by the Independent Directors or Independent Counsel, the Director shall be afforded a presumption rebuttable by clear and convincing evidence that the Director did not engage in Disabling Conduct.

         4. WITNESS EXPENSES. To the extent that the Director is, by reason of the Director's service to the Fund, a witness for any reason in any Proceeding to which such Director is not a party, such Director shall be indemnified against any and all Expenses actually and reasonably incurred by or on behalf of such Director in connection therewith.


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

         5. PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION AND ADVANCEMENTS. A request by the Director for indemnification or advancement of Expenses shall be made in writing, and shall be accompanied by such relevant documentation and information as is reasonably available to the Director. The Secretary of the Fund shall promptly advise the Board of such request.

         (a) METHODS OF DETERMINATION. Upon the Director's request for indemnification or advancement of Expenses, a determination with respect to the Director's entitlement thereto shall be made as and to the extent provided in
Section 1 or Section 2, as the case may be. The Director shall cooperate with the person or persons making such determination, including without limitation providing to such persons upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and is reasonably available to the Director and reasonably necessary to such determination. Any failure by the Director to cooperate with the person or persons making such determination shall extend as necessary and appropriate the period or periods described in paragraph (c) of Section 5 regarding determinations deemed to have been made. Any and all Expenses incurred by the Director in so cooperating shall be borne by the Fund, irrespective of the determination as to the Director's entitlement to indemnification or advancement of Expenses.

         (b) INDEPENDENT COUNSEL. If the determination of entitlement to indemnification or advancement of Expenses is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board, and the Fund shall give written notice to the Director advising the Director of the identity of the Independent Counsel selected. The Director may, within five days after receipt of such written notice, deliver to the Fund a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirement of independence set forth in Section 7, and shall set forth with particularity the factual basis of such assertion. Promptly after receipt of such objection, another Independent Counsel shall be selected by the Board, and the Fund shall give written notice to the Director advising the Director of the identity of the Independent Counsel selected. The Director may, within five days after receipt of such written notice, deliver to the Fund a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirement of independence set forth in Section 7, and shall set forth with particularity the factual basis of such assertion. The Board shall determine the merits of the objection and, in its discretion, either determine that the proposed Independent Counsel shall, despite the objection, act as such hereunder or select another Independent Counsel who shall act as such hereunder.

         If within fourteen days (which period shall be extended by another fourteen days if the Director objects to the first Independent Counsel selected by the Board as provided in the previous paragraph) after submission by the Director of a written request for indemnification or advancement of Expenses no such Independent Counsel shall have been finally selected as provided in the previous paragraph, then either the Fund or the Director may petition an appropriate court of the State of New York or any other court of competent jurisdiction for the appointment as Independent Counsel of a person


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selected by the court or by such other person as the court shall designate, and the person so appointed shall act as Independent Counsel.

         The Fund shall pay all reasonable fees and Expenses charged or incurred by Independent Counsel in connection with his or her determinations pursuant to this Agreement, and shall pay all reasonable fees and Expenses incident to the procedures described in this paragraph (b), regardless of the manner in which such Independent Counsel was selected or appointed.

         (c) FAILURE TO MAKE TIMELY DETERMINATION. Subject to paragraph (a) of
Section 5, if the person or persons empowered or selected under Section 1 or
Section 2 to determine whether the Director is entitled to indemnification or advancement of Expenses (other than determinations that are made or to be made by a court) shall not have made such determination within thirty days after receipt by the Fund of the request therefor, the requisite determination of entitlement to indemnification or advancement of Expenses shall be deemed to have been made, and the Director shall be entitled to such indemnification or advancement, absent (i) an intentional misstatement by the Director of a material fact, or an intentional omission of a material fact necessary to make the Director's statement not materially misleading, in connection with the request for indemnification or advancement of Expenses, (ii) a prohibition of such indemnification or advancements under applicable law, or (iii) a requirement under the Investment Company Act of 1940, as amended, for insurance or security; provided, however, that such period may be extended for a reasonable period of time, not to exceed an additional thirty days, if the person or persons making the determination in good faith require such additional time to obtain or evaluate documentation or information relating thereto.

         (d) PAYMENT UPON DETERMINATION OF ENTITLEMENT. If a determination is made pursuant to Section 1 or Section 2 (or is deemed to be made pursuant to paragraph (c) of this Section 5 and, in the case of advancement of Expenses, the other conditions thereof are satisfied) that the Director is entitled to indemnification or advancement of Expenses, payment of any indemnification amounts or advancements owing to the Director shall be made within ten days after such determination (and, in the case of advancements of Expenses, within ten days after submission of supporting information, including the required affirmation, undertaking and evidence of any required security). If such payment is not made when due, the Director shall be entitled to an adjudication in an appropriate court of the State of New York, or in any other court of competent jurisdiction, of the Director's entitlement to such indemnification or advancements. The Director shall commence any proceeding seeking adjudication within one year following the date on which he or she first has the right to commence such proceeding pursuant to this paragraph (d). In any such proceeding, the Fund shall be bound by the determination that the Director is entitled to indemnification or advancements, absent (i) an intentional misstatement by the Director of a material fact, or an intentional omission of a material fact necessary to make his or her statement not materially misleading, in connection with the request for indemnification or advancements, (ii) a prohibition of such indemnification or advancements under applicable law, or (iii) a requirement under the Investment Company Act of 1940, as amended, for insurance or security.

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         (e) APPEAL OF ADVERSE DETERMINATION. If a determination is made that the Director is not entitled to indemnification or advancements, the Director shall be entitled to an adjudication of such matter in an appropriate court of the State of New York or in any other court of competent jurisdiction. Alternatively, the Director, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Director shall commence such proceeding or arbitration within one year following the date on which the adverse determination is made. Any such judicial proceeding or arbitration shall be conducted in all respects as a de novo trial or arbitration on the merits, and the Director shall not be prejudiced by reason of such prior adverse determination.

         (f) EXPENSES OF APPEAL. If the Director seeks arbitration or a judicial adjudication to determine or enforce his or her rights under, or to recover damages for breach of, the indemnification or Expense advancement provisions of this Agreement, the Director shall be entitled to recover from the Fund, and shall be indemnified by the Fund against, any and all Expenses actually and reasonably incurred by the Director in such arbitration or judicial adjudication, but only if the Director prevails therein. If it shall be determined in such arbitration or judicial adjudication that the Director is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by the Director in connection with such arbitration or judicial adjudication shall be appropriately prorated.

         (g) VALIDITY OF AGREEMENT. In any arbitration or judicial proceeding commenced pursuant to this Section 5, the Fund shall be precluded from asserting that the procedures and presumptions set forth in this Agreement are not valid, binding and enforceable against the Fund, and shall stipulate in any such court or before any such arbitrator that the Fund is bound by all the provisions of this Agreement.

         6. GENERAL PROVISIONS.

         (a) NON-EXCLUSIVE RIGHTS. The provisions for indemnification of, and advancement of Expenses to, the Director set forth in this Agreement shall not be deemed exclusive of any other rights to which the Director may otherwise be entitled, including any other rights to be indemnified, or have Expenses advanced, by the Fund. The Fund shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Director has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, if such payment is not recoverable from the Director.

         (b) CONTINUATION OF PROVISIONS. This Agreement shall be binding upon all successors of the Fund, including without limitation any transferee of all or substantially all assets of the Fund and any successor by merger, consolidation, or operation of law, and shall inure to the benefit of the Director's spouse, heirs, assigns, devisees, executors, administrators and legal representatives. The provisions of this Agreement shall continue until the later of (1) ten years after the Director has ceased to provide any service to the Fund, and (2) the final termination of all Proceedings in respect of which the Director has asserted, is entitled to assert, or has been granted rights of

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

indemnification or advancement of Expenses hereunder and of any proceeding commenced by the Director pursuant to Section 5 relating thereto. No amendment of the Articles of Incorporation or Bylaws of the Fund shall limit or eliminate the right of the Director to indemnification and advancement of Expenses set forth in this Agreement.

         (c) SELECTION OF COUNSEL. The Fund shall be entitled to assume the defense of any Proceeding for which the Director seeks indemnification or advancement of Expenses under this Agreement. However, counsel selected by the Director shall conduct the defense of the Director to the extent reasonably determined by such counsel to be necessary to protect the interests of the Director, and the Fund shall indemnify the Director therefor to the extent otherwise permitted under this Agreement, if (1) the Director reasonably determines that there may be a conflict in the Proceeding between the positions of the Director and the positions of the Fund or the other parties to the Proceeding that are indemnified by the Fund and not represented by separate counsel, or the Director otherwise reasonably concludes that representation of both the Director, the Fund and such other parties by the same counsel would not be appropriate, or (2) the Proceeding involves the Director, but neither the Fund nor any such other party who is indemnified by the Fund, and the Director reasonably withholds consent to being represented by counsel selected by the Fund. If the Fund shall not have elected to assume the defense of any such Proceeding for the Director within thirty days after receiving written notice thereof from the Director, the Fund shall be deemed to have waived any right it might otherwise have to assume such defense.

         (d) D&O INSURANCE. To the extent the Fund maintains an insurance policy or policies providing Directors and officers liability insurance, the Director shall be covered by such policy or policies at all times when serving as a member of the Board, in accordance with its or their terms, to the maximum extent of the coverage available for any other similarly situated Director or officer of the Fund, it being understood that certain policies may be principally designed, and generally only available, for Independent Directors and thus the benefits of this section in respect of such policies shall extend only to such Independent Directors. For a period of six years after the Director has ceased to serve as a member of the Board and to the extent insurance as provided in the previous sentence does not continue to cover the Director even though he is no longer serving as a member of the Board, and subject to the understanding in the previous sentence, the Fund shall purchase and maintain in effect, through "tail" or other appropriate coverage, one or more policies of insurance on behalf of the Director to the maximum extent of the coverage provided to the then serving members of the Board, unless the purchase of such insurance by the Fund is not permitted by applicable law, including for these purposes any fiduciary duties applicable to the persons then constituting the Board.

         (e) SUBROGATION. In the event of any payment by the Fund pursuant to this Agreement, the Fund shall be subrogated to the extent of such payment to all of the rights of recovery of the Director, who shall, upon reasonable written request by the Fund and at the Fund's expense, execute all such documents and take all such reasonable actions as are necessary to enable the Fund to enforce such rights. Nothing in this Agreement shall be deemed (1) to diminish or otherwise restrict the right of the


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Fund or the Director to proceed or collect against any insurers or (2) to give such insurers any rights against the Fund under or with respect to this Agreement, including without limitation any right to be subrogated to the Director's rights hereunder, unless otherwise expressly agreed to by the Fund in writing, and the obligation of such insurers to the Fund and the Director shall not be deemed to be reduced or impaired in any respect by virtue of the provisions of this Agreement.

         (f) NOTICE OF PROCEEDINGS. The Director shall promptly notify the Fund in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding which may be subject to indemnification or advancement of Expenses pursuant to this Agreement, but no delay in providing such notice shall in any way limit or affect the Director's rights or the Fund's obligations under this Agreement.

         (g) NOTICES. All notices, requests, demands and other communications to a party pursuant to this Agreement shall be in writing, addressed to such party at the address specified on the signature page of this Agreement (or such other address as may have been furnished by such party by notice in accordance with this paragraph), and shall be deemed to have been duly given when delivered personally (with a written receipt by the addressee) or two days after being sent (1) by certified or registered mail, postage prepaid, return receipt requested, or (2) by nationally recognized overnight courier service.

         (h) SEVERABILITY. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, in whole or in part, for any reason whatsoever, (1) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any provision that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (2) to the fullest extent possible, the remaining provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         (i) MODIFICATION AND WAIVER. This Agreement supersedes any existing or prior agreement between the Fund and the Director pertaining to the subject matter of indemnification, advancement of expenses and insurance, other than the Fund's Articles of Incorporation or Bylaws and the terms of any liability insurance policies, which shall not be modified or amended by this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties or their respective successors or legal representatives; provided, however, that any supplements, modifications or amendments to the Articles of Incorporation or Bylaws of the Fund or the terms of any liability insurance policies shall be deemed not to constitute supplements, modifications or amendments to this Agreement. Any waiver by either party of any breach by the other party of any provision contained in this Agreement to be performed by the other party must be in writing and signed by the waiving party or such party's successor or legal representative, and no such waiver shall be deemed a waiver of similar or other provisions at the same or any prior or subsequent time.


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         (j) HEADINGS. The headings of the Sections of this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         (k) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which when taken together shall constitute one document.

         (l) APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without reference to principles of conflict of laws. The Fund and the Director submit to the jurisdiction of all state and federal courts sitting in the State of New York.

         (m) WAIVER OF RIGHT TO JURY TRIAL. BY EXECUTING THIS AGREEMENT, THE PARTIES KNOWINGLY AND WILLINGLY WAIVE ANY RIGHT THEY HAVE UNDER APPLICABLE LAW TO A TRIAL BY JURY IN ANY DISPUTE ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE ISSUES RAISED BY THAT DISPUTE.

         7. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

         (a) "Board" means the Board of Directors of the Fund.

         (b) "Disabling Conduct" shall be as defined in Section 1.

         (c) "Expenses" shall include without limitation all judgments, penalties, fines, amounts paid or to be paid in settlement, ERISA excise taxes, liabilities, losses, interest, expenses of investigation, attorneys' fees, retainers, court costs, transcript costs, fees of experts and witnesses, expenses of preparing for and attending depositions and other proceedings, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other costs, disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or acting as a witness in a Proceeding.

         (d) "Final adjudication" or "judgment" shall mean a final adjudication by court order or judgment of the court or other body before which a matter is pending, from which no further right of appeal or review exists.

         (e) "Independent Counsel" shall mean a law firm, or a member of a law firm, that is experienced in matters of investment company law and neither at the time of designation is, nor in the five years immediately preceding such designation was, retained to represent (A) the Fund or the Director in any matter material to either, or (B) any other party to the Proceeding giving rise to a claim for indemnification or advancements hereunder. Notwithstanding the foregoing, however, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Fund or the Director in an action to determine the Director's


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rights pursuant to this Agreement, regardless of when the Director's act or failure to act occurred.

         (f) "Independent Director" shall mean a Director of the Fund who is neither an "interested person" of the Fund as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor a party to the Proceeding with respect to which indemnification or advances are sought.

         (g) The term "Proceeding" shall include without limitation any threatened, pending or completed claim, demand, threat, discovery request, request for testimony or information, action, suit, arbitration, alternative dispute mechanism, investigation, hearing, or other proceeding, including any appeal from any of the foregoing, whether civil, criminal, administrative or investigative.

         (h) The Director's "service to the Fund" shall include without limitation the Director's status or service as a Director, officer, employee, agent or representative of the Fund, and his or her service at the request of the Fund as a Director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.






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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

Dated:
       -------------------------------


                                                VAN ECK FUNDS, INC.

                                                By:
                                                    ----------------------------

                                                Name:
                                                      --------------------------

                                                Title:
                                                       -------------------------
                                                Address for notices:
                                                99 Park Avenue, 8th Floor
                                                New York, New York 10016


                                                DIRECTOR:



                                                Name:
                                                      --------------------------

                                                Address for notices:

                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

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